                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on
Form N-1A of our report dated March 31, 2000, relating to the financial statements and financial highlights which appear in the February 29, 2000 Annual
Report to Shareholders of the Prime Money Market Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts", "Independent
Accountants" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
June 26, 2000